Public Service Company of New Mexico

Alvarado Square

Albuquerque, NM 87158

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2010, for Public Service Company of New Mexico (“Company”), as filed with the Securities and Exchange Commission on March 1, 2011 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2011	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
President and Chief Executive Officer
Public Service Company of New Mexico

	By:	/s/ Charles N. Eldred
Charles N. Eldred
Executive Vice President and
Chief Financial Officer